                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                     September 24, 1996 (September 9, 1996)


                             Suiza Foods Corporation
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                   340-28130                 75-2559681
         --------                   ---------                 ----------
      (STATE OR OTHER       (COMMISSION FILE NUMBER)        (IRS EMPLOYER
      JURISDICTION OF                                     IDENTIFICATION NO.)
      INCORPORATION)



                       3811 Turtle Creek Blvd., Suite 1300
                               Dallas, Texas 75219
                               -------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


               Registrant's telephone number, including area code:
                                 (214) 528-0939

ITEM 2.   FINANCIAL STATEMENTS AND EXHIBITS.

          On September 9, 1996, Suiza Foods Corporation (the "Registrant" or the "Company"), through a wholly-owned acquisition subsidiary, completed the acquisition of substantially all of the assets of Swiss Dairy, a Corporation ("Swiss Dairy"), for approximately $54 million in cash, excluding expenses, plus the assumption of certain current liabilities. Swiss Dairy, which is based in Riverside, California, manufactures and distributes fresh milk and certain related products in Southern California and Nevada. Swiss Dairy reported sales of $127 million during 1995.

          In conjunction with the acquisition, the Company expanded its senior credit facilities to provide for total borrowings of up to $250 million, as compared to $160 million under the Company's preexisting facilities. The amended facilities, which are provided by a group of banks led by First Union National Bank and First National Bank of Chicago, include a $130 million term loan facility, a $30 million revolving credit facility and a $90 million acquisition facility, approximately $45 million of which was used to fund the Swiss Dairy acquisition. The remaining cash used to pay for the Swiss Dairy acquisiton was funded from borrowings under the Company's existing revolving credit facility.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          SWISS DAIRY

           Report of Independent Auditors - Deloitte & Touche LLP. . .  Page F-1
           Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .  Page F-2
           Statements of Earnings and Retained Earnings. . . . . . . .  Page F-3
           Statements of Cash Flows. . . . . . . . . . . . . . . . . .  Page F-4
           Notes to Financial Statements . . . . . . . . . . . . . . .  Page F-5

     (B)  PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial statements are filed with this report:

          Pro Forma Consolidated Statements of Earnings:
             Year Ended December 31, 1995 . . . . . . . . . . . . . .  Page F-11
             Six Months Ended June 30, 1996 . . . . . . . . . . . . .  Page F-12
          Pro Forma Consolidated Balance Sheet as of June 30, 1996. .  Page F-13

The unaudited pro forma financial data have been derived by the application of pro forma adjustments to the consolidated financial statements of the Company. The pro forma statement of earnings data represent income from continuing operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 and give effect to the September 9, 1996 acquisition of Swiss Dairy, the July 19, 1996 acquisition of Garrido and Compania, Inc. ("Garrido") (see Form 8-K/A filed September 24, 1996 for the financial statements of Garrido) and the related borrowings to fund the acquisitions as if such transactions had been consummated as of January 1, 1995. The pro forma consolidated balance sheet data give effect to the acquisitions of Swiss Dairy and Garrido and the related borrowings to fund the acquisitions as if such transactions had been consummated as of June 30, 1996. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data should not be considered indicative of actual results that would have been achieved if the transactions given pro forma effect had been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period.

The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements of the Company, Swiss Dairy and Garrido and the related notes thereto.

     (C)  EXHIBITS

          2.1 Asset Purchase Agreement, dated as of September 5, 1996, among Suiza Foods Corporation, a Delaware corporation, Swiss Dairy Corporation, a Delaware corporation, Swiss Dairy, a Corporation, a California corporation, and the principal stockholders of Swiss Dairy identified therein.

          23.1 Consent of independent auditors

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  September 24, 1996              SUIZA FOODS CORPORATION



                                             By:  /s/ Tracy L. Noll
                                                 -------------------------------
                                                      Tracy L. Noll
                                                      CHIEF FINANCIAL OFFICER

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Swiss Dairy, a Corporation
Riverside, California

We have audited the accompanying balance sheets of Swiss Dairy, a Corporation (the Company) as of December 30, 1995 and December 31, 1994, and the related statements of earnings and retained earnings and cash flows for each of the three years in the period ended December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Swiss Dairy, a Corporation at December 30, 1995 and December 31, 1994, and the results of its operations and cash flows for each of the three years in the period ended December 30, 1995 in conformity with generally accepted accounting principles.






DELOITTE & TOUCHE LLP

Costa Mesa, California
August 28, 1996

SWISS DAIRY, A CORPORATION

BALANCE SHEETS
- --------------------------------------------------------------------------------



                                                             JUNE 15,     DECEMBER 30,   DECEMBER 31,
                                                               1996           1995           1994
                                                           (UNAUDITED)
                                                                         (IN THOUSANDS)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                   $     972      $     449      $   2,414
Accounts receivable                                             5,923          7,146          8,296
Note receivable from related party                                                              600
Inventories                                                       528            785            591
Prepaid expenses and other                                        259            309            305
                                                           ----------     ----------     ----------

    Total current assets                                        7,682          8,689         12,206

PROPERTY, PLANT AND EQUIPMENT, net                              8,069          8,426          6,331
                                                           ----------     ----------     ----------
                                                            $  15,751      $  17,115      $  18,537
                                                           ----------     ----------     ----------
                                                           ----------     ----------     ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                            $   4,481      $   6,352      $   7,541
Accrued expenses                                                  725            488            435
                                                           ----------     ----------     ----------

    Total current liabilities                                   5,206          6,840          7,976

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, par value $10; 20,000 shares authorized;
  6,500 shares issued and outstanding                              65             65             65
Additional paid-in capital                                          6              6              6
Retained earnings                                              10,474         10,204         10,490
                                                           ----------     ----------     ----------

    Total stockholders' equity                                 10,545         10,275         10,561
                                                           ----------     ----------     ----------

                                                            $  15,751      $  17,115      $  18,537
                                                           ----------     ----------     ----------
                                                           ----------     ----------     ----------



See notes to financial statements.

SWISS DAIRY, A CORPORATION

STATEMENTS OF EARNINGS AND RETAINED EARNINGS
- --------------------------------------------------------------------------------


                                             TWENTY-FOUR WEEKS ENDED                FOR THE YEARS ENDED
                                            -------------------------     ------------------------------------------
                                             JUNE 15,       JUNE 17,      DECEMBER 30,   DECEMBER 31,   DECEMBER 23,
                                               1996           1995           1995           1994           1993
                                            (UNAUDITED)    (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
NET SALES                                    $  49,828      $  67,332      $ 126,647      $ 149,153      $ 142,107

COST OF SALES                                   43,285         59,535        111,798        132,443        125,961
                                             ---------      ---------      ---------      ---------      ---------

GROSS PROFIT                                     6,543          7,797         14,849         16,710         16,146

OPERATING COSTS AND EXPENSES:
Selling and distribution                         3,454          3,914          7,852          8,168          8,266
General and administrative                         954          1,178          2,483          2,892          2,423
                                             ---------      ---------      ---------      ---------      ---------

    Total operating costs and expenses           4,408          5,092         10,335         11,060         10,689
                                             ---------      ---------      ---------      ---------      ---------

INCOME FROM OPERATIONS                           2,135          2,705          4,514          5,650          5,457

OTHER INCOME (EXPENSE):
Interest expense, net                              (16)                                         (10)           (25)
Other income, net                                  195            295            270            511            612
                                             ---------      ---------      ---------      ---------      ---------

    Total other income                             179            295            270            501            587
                                             ---------      ---------      ---------      ---------      ---------

INCOME BEFORE FRANCHISE TAXES                    2,314          3,000          4,784          6,151          6,044

FRANCHISE TAXES                                     36             45             65             99            127
                                             ---------      ---------      ---------      ---------      ---------

NET EARNINGS                                     2,278          2,955          4,719          6,052          5,917

RETAINED EARNINGS, beginning
  of period                                     10,204         10,490         10,490         10,443          8,431

DIVIDENDS                                       (2,008)        (4,109)        (5,005)        (6,005)        (3,905)
                                             ---------      ---------      ---------      ---------      ---------

RETAINED EARNINGS, end of period             $  10,474      $   9,336      $  10,204      $  10,490      $  10,443
                                             ---------      ---------      ---------      ---------      ---------
                                             ---------      ---------      ---------      ---------      ---------

NET EARNINGS PER SHARE                       $  350.46      $  454.62      $  726.00      $  931.07      $  910.31
                                             ---------      ---------      ---------      ---------      ---------
                                             ---------      ---------      ---------      ---------      ---------


See notes to financial statements.

SWISS DAIRY, A CORPORATION

STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------


                                                  TWENTY-FOUR WEEKS ENDED                FOR THE YEARS ENDED
                                                 -------------------------    ------------------------------------------
                                                  JUNE 15,       JUNE 17,     DECEMBER 30,   DECEMBER 31,   DECEMBER 23,
                                                    1996           1995           1995           1994           1993
                                                 (UNAUDITED)    (UNAUDITED)
                                                                               (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                     $    2,278     $    2,955     $    4,719     $    6,052     $    5,917
Adjustments to reconcile net earnings to
 net cash provided by operating activities:
   Depreciation and amortization                        960          1,222          1,752          1,816          1,954
   (Gain) loss on the sale of assets                     68           (103)           186            (12)             7
   Changes in operating assets and liabilities:
     Accounts receivable                              1,223            862          1,150         (1,757)           720
     Inventories                                        257            (37)          (194)            66            140
     Prepaid expenses and other                          50             36             (4)            35             18
     Accounts payable                                (1,871)         1,955         (1,189)        (3,675)          (760)
     Accrued expenses                                   237            233             53            324           (252)
                                                 ----------     ----------     ----------     ----------     ----------
       Net cash provided by operating activities      3,202          7,123          6,473          2,849          7,744

CASH FLOWS FROM INVESTING ACTIVITIES:
Collections (advances) from note receivable                            400            600           (316)           151
Additions to property, plant and equipment             (750)        (2,118)        (4,215)        (1,023)        (2,237)
Proceeds from sale of property, plant
  and equipment                                          79            132            182            156            256
                                                 ----------     ----------     ----------     ----------     ----------

Net cash used in investing activities                  (671)        (1,586)        (3,433)        (1,183)        (1,830)

CASH FLOWS FROM FINANCING ACTIVITIES -
Cash dividends                                       (2,008)        (4,109)        (5,005)        (6,005)        (3,905)
                                                 ----------     ----------     ----------     ----------     ----------

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                            523          1,428         (1,965)        (4,339)         2,009

CASH AND CASH EQUIVALENTS,
 beginning of period                                    449          2,414          2,414          6,753          4,744
                                                 ----------     ----------     ----------     ----------     ----------

CASH AND CASH EQUIVALENTS,
 end of period                                   $      972     $    3,842     $      449     $    2,414     $    6,753
                                                 ----------     ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------     ----------

Cash paid for interest                           $       16     $    -         $    -         $       10     $       25
                                                 ----------     ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------     ----------



See notes to financial statements.

SWISS DAIRY, A CORPORATION

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS - Swiss Dairy, a Corporation (the Company), is a California corporation which processes and distributes fluid milk products, refrigerated ready-to-serve fruit drinks and bottled water throughout Southern California under its own brand names and private labels. The Company provides credit terms to customers, the majority of which are major grocery chains, generally ranging to up to 30 days, performs ongoing credit evaluations of their customers and maintains allowances for potential credit losses based on historical experience. The preparation of financial statements requires the use of significant estimates and assumptions by management; actual results could differ from these estimates.

    INVENTORIES - Pasteurized and raw milk inventories are stated at the lower of average cost or market. Raw materials and merchandise for resale inventories are stated at the lower of cost, using the first-in, first-out
    (FIFO) method, or market. Manufactured finished goods inventories are stated at the lower of average production cost or market. Production costs include raw materials, direct labor, and indirect production and overhead costs.

    PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, as follows:

              ASSET                                   USEFUL LIFE

    Buildings and improvements                        7 to 40 years
    Machinery and equipment                           3 to 20 years
    Milk cases and carts                              3 to 7 years
    Sales and delivery equipment                      3 to 7 years
    Furniture and fixtures                            3 to 7 years

    Expenditures for repairs and maintenance which do not improve or extend the life of the assets are expensed as incurred.

    IMPAIRMENT OF LONG-LIVED ASSETS - Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. The Company does not anticipate a material impact on the financial statements of the Company as a result of its adoption of this new accounting principle.

    REVENUE - Revenue is recognized when the product is shipped to the customer.

SWISS DAIRY, A CORPORATION

- --------------------------------------------------------------------------------

    INCOME TAXES - The Company is qualified as a small business corporation under Section 1372 of Subchapter S of the Internal Revenue Code, which results in the income of the Company being taxable to the individual stockholders instead of at the corporate level. The Company pays a franchise tax to the State of California at a rate of 1.5% of taxable income. As a result, the financial statements of the Company do not contain either a provision for federal income taxes or the related current and deferred income tax liabilities, since such amounts are the responsibility of the individual stockholders. Had the Company been subject to state and federal income taxes at the corporate level, the estimated income tax expense would have been approximately $1.9 million, $2.4 million and $2.4 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $.9 million and $1.2 million for the unaudited twenty-four weeks ended June 15, 1996 and June 17, 1995, respectively, based on a combined federal and state income tax rate of 40%.

    CASH EQUIVALENTS - The Company considers all highly-liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

    EARNINGS PER SHARE - The Company computes earnings per share based on the weighted average number of common shares outstanding during the period.

    FINANCIAL INSTRUMENTS - Pursuant to SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, the Company is required to disclose an estimate of the fair value of the Company's financial instruments; however, due to their near-term maturities, the carrying amounts of the Company's financial instruments, which consist of accounts receivable and accounts payable, are considered equivalent to fair value.

    UNAUDITED INTERIM FINANCIAL STATEMENTS - The Company's balance sheet as of June 15, 1996 and the statements of earnings and retained earnings and cash flows for the twenty-four weeks ended June 15, 1996 and June 17, 1995, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the balance sheet of the Company at June 15, 1996, and the results of operations and cash flows of the Company for the twenty-four weeks ended June 15, 1996 and June 17, 1995, have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

SWISS DAIRY, A CORPORATION

- --------------------------------------------------------------------------------

2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of the following as of:

                                JUNE 15,     DECEMBER 30,   DECEMBER 31,
                                  1996           1995           1994
                              (UNAUDITED)
                                            (IN THOUSANDS)

Trade customers                $  5,623       $  6,844       $  7,852
Rebates and other                   300            302            444
                               --------       --------       --------
Accounts receivable            $  5,923       $  7,146       $  8,296
                               --------       --------       --------
                               --------       --------       --------





3.  INVENTORIES
    Inventories consist of the following as of:


                                                    JUNE 15,     DECEMBER 30,   DECEMBER 31,
                                                      1996           1995           1994
                                                   (UNAUDITED)
                                                                (IN THOUSANDS)
Pasteurized and raw milk and raw materials           $  305         $  228         $  208
Finished goods                                           98            305            238
Merchandise purchased for resale                        125            252            145
                                                     ------         ------         ------
                                                     $  528         $  785         $  591
                                                     ------         ------         ------
                                                     ------         ------         ------


SWISS DAIRY, A CORPORATION

- --------------------------------------------------------------------------------

4.  PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment consist of the following as of:


                                     JUNE 15,     DECEMBER 30,   DECEMBER 31,
                                       1996           1995           1994
                                   (UNAUDITED)
                                                 (IN THOUSANDS)

Land                                $    120       $    120       $     47
Buildings and improvements             3,939          4,005          2,768
Machinery and equipment                5,048          4,163          3,885
Milk cases and carts                   1,210          1,210          1,202
Sales and delivery equipment           5,719          6,076          4,893
Furniture and fixtures                   166            169            189
Construction in progress                 139            581              0
                                    --------       --------       --------

                                      16,341         16,324         12,984


Less accumulated depreciation
 and amortization                     (8,272)        (7,898)        (6,653)
                                    --------       --------       --------

                                    $  8,069       $  8,426       $  6,331
                                    --------       --------       --------
                                    --------       --------       --------


5.  ACCRUED EXPENSES
    Accrued expenses consist of the following as of:

                                     JUNE 15,     DECEMBER 30,   DECEMBER 31,
                                       1996           1995           1994
                                   (UNAUDITED)
                                                 (IN THOUSANDS)

Accrued payroll and benefits          $  462         $  455         $  390
Accrued severance                        160
Other                                    103             33             45
                                      ------         ------         ------
                                      $  725         $  488         $  435
                                      ------         ------         ------
                                      ------         ------         ------


6.  LINE OF CREDIT

    The Company has a credit facility with a bank of $1,500,000 with interest due monthly at the bank's reference rate. This facility may be utilized as a revolving line of credit or for the purchase of equipment.

SWISS DAIRY, A CORPORATION

- --------------------------------------------------------------------------------

    The interest rate is the bank's reference rate. At December 30, 1995, there was no outstanding balance on this loan.

    The credit facility is secured by the assets of the Company.

7.  EMPLOYEES 401(k) PLAN

    The Company sponsors a 401(k) plan for eligible employees who have completed one or more years of service and have met other requirements pursuant to the plan. The employees participating in the plan can generally make contributions to the plan of up to 15% of their annual compensation, and the Company can elect to match such contributions. During the unaudited period ended June 15, 1996, the Company expensed contributions to the plan of approximately $53,000. No contributions were made by the Company during each of the three years in the period ended December 30, 1995, and during the unaudited period ended June 17, 1995.

8.  COMMITMENTS AND CONTINGENCIES

    The Company is a party in the ordinary course of business to certain claims and litigation. In management's opinion, the outcome of such matters is not expected to have a material impact on the financial statements.

    The Company has a practice which provides for bonuses and termination of benefits in certain circumstances, subject to the sole discretion of management. No expenses were incurred by the Company during each of the three years in the period ended December 30, 1995, and during the unaudited period ended June 17, 1995, for these discretionary benefits. However, during the unaudited period ended June 15, 1996, the Company expensed $160,000 for severance benefits for certain employees who were terminated prior to the transfer of ownership interests.

9.  RELATED PARTY TRANSACTIONS

    In 1993, the Company had a note receivable from a stockholder. This note has been fully reimbursed in 1995.

10. MAJOR CUSTOMERS

    During the years ended December 23, 1993, December 31, 1994 and
    December 30, 1995, sales to four customers in the aggregate represented approximately 95%, 96% and 96% of sales, respectively. A decision by a significant customer to decrease the amount purchased from the Company or to cease carrying the Company's products could have a material adverse effect on the Company's financial condition and results of operations.

SWISS DAIRY, A CORPORATION

- --------------------------------------------------------------------------------

11. TRANSFER OF OWNERSHIP INTERESTS

    Subsequent to December 30, 1995, the Company transferred all of its assets and liabilities pursuant to an agreement for the transfer of ownership interests.

                               SUIZA FOODS CORPORATION
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                             YEAR ENDED DECEMBER 31, 1995
                          (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                   HISTORICAL
                                                      ------------------------------------
                                                          THE                                     PRO FORMA
                                                        COMPANY      GARRIDO       SWISS         ADJUSTMENTS        PRO FORMA
Net sales                                             $  430,466   $   26,226   $  126,647   $    -                 $  583,339
Costs of sales                                           312,633       17,242      111,798         (874)  (a),(b)      440,799
                                                      ----------   ----------   ----------                          ----------

  Gross profit                                           117,833        8,984       14,849                             142,540

Operating expenses:
  Selling and distribution                                64,289        2,506        7,852         (409)  (a),(b)       74,238
  General and administrative                              19,277        2,041        2,483         (731)  (a),(b)       23,070
  Amortization of intangibles                              3,703        -            -            1,499   (c)            5,202
                                                      ----------   ----------   ----------                          ----------

  Total operating expenses                                87,269        4,547       10,335                             102,510
                                                      ----------   ----------   ----------                          ----------

    Operating income                                      30,564        4,437        4,514                              40,030

Other (income) expense
  Interest expense                                        19,921          349        -            5,820   (d)           26,090
  Merger and other costs                                  10,238        -                                               10,238
  Other expense                                             (469)        (110)        (270)                               (849)
                                                      ----------   ----------   ----------                          ----------
     Total other (income) expense                         29,690          239         (270)                             35,479
                                                      ----------   ----------   ----------                          ----------

Income (loss) before income taxes                            874        4,198        4,784                               4,551

Income taxes                                               2,450          589           65          731    (e)           3,835
                                                      ----------   ----------   ----------                          ----------

Income (loss) from continuing operations              $   (1,576)  $    3,609   $    4,719                          $      716
                                                      ----------   ----------   ----------                          ----------
                                                      ----------   ----------   ----------                          ----------


Income (loss) per share from continuing operations    $    (0.26)                                                   $     0.11
                                                      ----------                                                    ----------
                                                      ----------                                                    ----------


Weighted average shares outstanding                    6,109,398                                                     6,782,907
                                                      ----------                                                    ----------
                                                      ----------                                                    ----------


    (a) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:

                                             GARRIDO    SWISS DAIRY      TOTAL

         Cost of sales                       $  (84)       $ (170)       $ (254)
         Selling and distribution               (15)         (149)         (164)
         General and administration             (13)          (16)          (29)
                                             ------        ------        ------
                                             $ (112)       $ (335)       $ (447)
                                             ------        ------        ------
                                             ------        ------        ------


    (b) Elimination of salaries and benefits paid primarily to former shareholders of Swiss Dairy whose employment was terminated as part of the purchase agreement, resulting in a pro forma reduction of historical costs of sales, selling and distribution and general administrative costs of $620, $245 and $702, respectively.

    (c)  Amortization of goodwill over 40 years.

    (d) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisitions at an assumed annual interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid.

    (e) Estimated pro forma adjustment to reflect income taxes at the Company's estimated effective tax rate of 35% for Garrido and 40% for Swiss Dairy.

                               SUIZA FOODS CORPORATION
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                            SIX MONTHS ENDED JUNE 30, 1996
                          (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                   HISTORICAL
                                                      ------------------------------------
                                                          THE                                    PRO FORMA
                                                        COMPANY      GARRIDO       SWISS        ADJUSTMENTS          PRO FORMA
  Net sales                                           $  225,307   $   13,228   $   49,828   $    -                 $  288,363
  Costs of sales                                         165,917        8,982       43,285         (527)  (a),(b)      217,657
                                                      ----------   ----------   ----------                          ----------

      Gross profit                                        59,390        4,246        6,543                              70,706

  Operating expenses:
    Selling and distribution                              32,682        1,428        3,454         (279)  (a),(b)       37,285
    General and administrative                             9,805        1,163          954         (270)  (a),(b)       11,652
    Amortization of intangibles                            1,960        -            -              751   (c)            2,711
                                                      ----------   ----------   ----------                          ----------
    Total operating expenses                              44,447        2,591        4,408                              51,648
                                                      ----------   ----------   ----------                          ----------

      Operating income                                    14,943        1,655        2,135                              19,058

  Other (income) expense
    Interest expense                                       8,488          131           16        2,687   (d)           11,322
    Merger and other costs                                              -                                              -
    Other expense                                           (252)        (237)        (195)                               (684)
                                                      ----------   ----------   ----------                          ----------
      Total other (income) expense                         8,236         (106)        (179)                             10,638
                                                      ----------   ----------   ----------                          ----------

  Income before income taxes                               6,707        1,761        2,314                               8,420

  Income taxes                                             1,771         (478)          36        1,374    (e)           2,703
                                                      ----------   ----------   ----------                          ----------

  Income from continuing operations                   $    4,936   $    2,239   $    2,278                          $    5,717
                                                      ----------   ----------   ----------                          ----------
                                                      ----------   ----------   ----------                          ----------


  Income per share from continuing operations         $     0.58                                                    $     0.68
                                                      ----------                                                    ----------
                                                      ----------                                                    ----------

  Weighted average shares outstanding                  8,455,332                                                     8,455,332
                                                      ----------                                                    ----------
                                                      ----------                                                    ----------



    (a) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:
                                       GARRIDO   SWISS DAIRY      TOTAL

         Cost of sales                 $  (42)   $   (87)       $  (129)
         Selling and distribution          (8)       (75)           (83)
         General and administration        (6)        (8)           (14)
                                       ------    -------        -------
                                       $  (56)   $  (170)       $  (226)
                                       ------    -------        -------
                                       ------    -------        -------

    (b) Elimination of salaries and benefits paid primarily to former shareholders of Swiss Dairy whose employment was terminated as part of the purchase agreement, resulting in a pro forma reduction of historical costs of sales, selling and distribution and general administrative costs of $398, $196 and $256, respectively.

    (c)  Amortization of goodwill over 40 years.

    (d) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisitions at an assumed annual interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid.

    (e) Estimated pro forma adjustment to reflect income taxes at the Company's estimated effective tax rate of 35% for Garrido and 40% for Swiss Dairy.

                               SUIZA FOODS CORPORATION
                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AS OF JUNE 30, 1996
                                    (IN THOUSANDS)


                                                                   HISTORICAL
                                                      ------------------------------------
                                                          THE                                    PRO FORMA
                                                        COMPANY      GARRIDO       SWISS        ADJUSTMENTS          PRO FORMA
CURRENT ASSETS:
  Cash and cash equivalents                           $    1,179   $   10,737   $      972   $   (1,750)   (a)      $   11,138
  Accounts receivable, net                                33,670        2,351        5,923                              41,944
  Inventories                                             12,245        1,894          528          500                 15,167
  Prepaid expenses and other current assets                1,644           29          259                               1,932
  Deferred income taxes                                    1,587        -            -                                   1,587
                                                      ----------   ----------   ----------                          ----------

  Total current assets                                    50,325       15,011        7,682                              71,768

PROPERTY AND EQUIPMENT                                    95,955        1,528        8,069        5,028   (b)          110,580
INTANGIBLE AND OTHER ASSETS                               91,693          132        -           59,668   (b)          151,493
                                                      ----------   ----------   ----------                          ----------

TOTAL ASSETS                                          $  237,973   $   16,671   $   15,751                          $  333,841
                                                      ----------   ----------   ----------                          ----------
                                                      ----------   ----------   ----------                          ----------

CURRENT LIABILITIES
  Accounts payable and accrued expenses               $   29,998   $    1,083   $    5,206   $    -                 $   36,287
  Income taxes payable                                     1,023          265        -                                   1,288
  Current portion of long-term debt                        9,556        3,015        -           (2,015)  (a)           10,556
                                                      ----------   ----------   ----------                          ----------

  Total current liabilities                               40,577        4,363        5,206                              48,131

LONG TERM DEBT                                           134,334        1,968        -           86,288   (a)          222,590
DEFERRED INCOME TAXES                                      2,273           34        -               24   (b)            2,331
STOCKHOLDERS' EQUITY
  Common stock                                               101           59           65         (124)  (b)              101
  Additional paid-in capital                              79,593        -                6           (6)  (b)           79,593
  Retained earnings (deficit)                            (18,905)      10,247       10,474      (20,721)  (b)          (18,905)
                                                      ----------   ----------   ----------                          ----------

  Total stockholders' equity                              60,789       10,306       10,545                              60,789
                                                      ----------   ----------   ----------                          ----------

TOTAL LIABILITIES AND EQUITY                          $  237,973   $   16,671   $   15,751                          $  333,841
                                                      ----------   ----------   ----------                          ----------
                                                      ----------   ----------   ----------                          ----------



    (a) On July 19, 1996, the Company completed the acquisition of all the outstanding common stock of Garrido for a total purchase price of approximately $31.0 million, including expenses and acquired cash, net of debt repaid; and on September 9, 1996, the Company completed the acquisition of substantially all the net asset of Swiss Dairy for a total purchase price of approximately $55.0 million, including expenses and acquired cash, as follows (in thousands):

                                            GARRIDO   SWISS DAIRY      TOTAL

    Cash                                    $  600    $  1,150       $  1,750
    Credit agreement borrowings
      Current portion                        1,000                      1,000
      Long-term portion                     34,356      53,900         88,256
    Repayment of existing indebtedness
      Current portion                       (3,015)                    (3,015)
      Long-term portion                     (1,968)      -             (1,968)
                                          --------    --------       --------
                                          $ 30,973    $ 55,050       $ 86,023
                                          --------    --------       --------
                                          --------    --------       --------

     (b) The above purchases resulted in an excess of the purchase price over the historical net assets acquired which was allocated to the net assets acquired as follows:


                                                             GARRIDO      SWISS DAIRY       TOTAL
Total purchase price                                        $  30,973      $  55,050      $  86,023
Historical carrying value of net assets acquired               10,306         10,545         20,851
                                                            ---------      ---------      ---------
Excess of purchase price over historical carrying value     $  20,667      $  44,505      $  65,172
                                                            ---------      ---------      ---------
                                                            ---------      ---------      ---------

Allocation of excess purchase price:
  Excess fair value of inventory                            $   -          $     500      $     500
  Excess fair value of property and equipment                     861          4,167          5,028
  Intangible assets, primarily goodwill                        19,830         39,838         59,668
  Deferred tax liabilities                                        (24)             -            (24)
                                                            ---------      ---------      ---------
                                                            $  20,667      $  44,505      $  65,172
                                                            ---------      ---------      ---------
                                                            ---------      ---------      ---------


                                INDEX TO EXHIBITS
 Exhibit
 Number                          Description
 ------                          -----------

 2.1 Asset Purchase Agreement, dated as of September 5, 1996, among Suiza Foods Corporation, a Delaware corporation, Swiss Dairy Corporation, a Delaware corporation, Swiss Dairy, a Corporation, a California corporation, and the principal stockholders of Swiss Dairy identified therein.

 23.1    Consent of Independent Auditors